Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156922 and No. 333-149717) of Sims Metal Management Limited of our report dated 26 August 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Sydney, Australia
14 October 2011
PricewaterhouseCoopers, ABN 52 780 433 757
Darling Park Tower 2, 201 Sussex Street, GPO BOX 2650, SYDNEY NSW 1171
T: +61 2 8266 0000, F: +61 2 8266 9999, www.pwc.com.au